As filed with the Securities and Exchange Commission on March 27, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-2726770
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

910 Clopper Road Suite 201S Gaithersburg, Maryland	20878
(Address of principal executive offices)	(Zip Code)

ALTIMMUNE, INC.

2017 OMNIBUS INCENTIVE PLAN

(Full Title of the Plan)

Dr. Vipin K. Garg

Chief Executive Officer

Altimmune, Inc.

910 Clopper Road, Suite 201S

Gaithersburg, Maryland

Telephone: (240) 654-1450

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Theis, Jr.

Goodwin Procter LLP

100 Northern Ave

Boston, MA 02210

Telephone: (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers an additional 3,055,006 shares of the Registrant’s common stock, $0.0001 par value per share (“Common Stock”) under the Altimmune, Inc. 2017 Omnibus Incentive Plan, as amended (the “2017 Plan”). The number of shares of Common Stock reserved and available for issuance under the 2017 Plan is subject to an automatic annual increase on each January 1, beginning in 2019 and ending on and including January 1, 2027, by an amount equal to the lesser of: (i) four (4) percent (4%) of the total number of shares of Common Stock outstanding on a fully diluted basis as of December 31 of the immediately preceding calendar year, and (ii) such number of shares of Common Stock, if any, determined by the Board of Directors of the Registrant. Accordingly, on January 1, 2024, the number of shares of Common Stock reserved and available for issuance under the 2017 Plan increased by 3,055,006. The additional shares are of the same class as other securities relating to the 2017 Plan for which the Registrant’s registration statements filed on Form S-8 filed with the Securities and Exchange Commission on May 10, 2017 (Registration No. 333-217846); Form S-8 filed with the Securities and Exchange Commission on August 14, 2019 (Registration No. 333-233273); Form S-8 filed with the Securities and Exchange Commission on August 21, 2020 (Registration No. 333-248232); Form S-8 filed with the Securities and Exchange Commission on March 15, 2022 (Registration No. 333-263569) and Form S-8 filed with the Securities and Exchange Commission on February 28, 2023 (Registration No. 333-270109) (the “Registration Statements”), are effective. The information contained in each of the Registration Statements is hereby incorporated by reference pursuant to General Instruction E.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index below for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit
No.	Description

4.1

Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on October 18, 2017).

4.2

Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding a reverse stock split (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on September 13, 2018).

4.3

Certificate of Amendment to Amended and Restated Certificate of Incorporation regarding an increase in authorized shares (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on September 13, 2018).

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to the Current Report on Form 8-K (File No. 001-32587) filed with the Securities and Exchange Commission on October 18, 2017).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1

2017 Omnibus Incentive Plan and forms of award agreements thereunder (incorporated by reference to the Registration Statement on Form S-8 (File No. 333-217846) filed with the Securities and Exchange Commission on May 10, 2017).

99.2

Amendment to the Altimmune, Inc. 2017 Omnibus Incentive Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A (File No. 001-32587) filed with the Securities and Exchange Commission on July 26, 2018).

107.1*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on the 27th day of March, 2024.

ALTIMMUNE, INC.

By:	/s/ Vipin K. Garg
Vipin K. Garg, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Vipin K. Garg, Ph.D. and Richard I. Eisenstadt as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

/s/ Vipin K. Garg Vipin K. Garg, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 27, 2024

/s/ Richard I. Eisenstadt Richard I. Eisenstadt	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2024

/s/ Mitchel Sayare Mitchel Sayare, Ph.D.	Chairman of the Board, Director	March 27, 2024

/s/ David J. Drutz David J. Drutz, M.D.	Director	March 27, 2024

/s/ John M. Gill John M. Gill	Director	March 27, 2024

/s/ Philip L. Hodges Philip L. Hodges	Director	March 27, 2024

/s/ Diane Jorkasky Diane Jorkasky, M.D.	Director	March 27, 2024

/s/ Wayne Pisano Wayne Pisano	Director	March 27, 2024

/s/ Klaus O. Schafer Klaus O. Schafer, M.D., MPH	Director	March 27, 2024

/s/ Catherine Sohn Catherine Sohn, Pharm D.	Director	March 27, 2024